As filed with the Securities and Exchange Commission on August 25, 2017

No. 333-215941

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLYECO, INC.

(Name of registrant as specified in its charter)

Nevada	2810	45-4030261
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

GlyEco, Inc.

230 Gill Way

Rock Hill, SC 29730

(866) 960-1539

(Address and telephone number of principal executive offices and principal place of business)

Ian Rhodes

Chief Executive Officer

230 Gill Way

Rock Hill, SC 29730

(866) 960-1539

(Name, address, and telephone number of agent for service)

Copies to:

David E. Danovitch, Esq.

Stephanie Salvatore, Esq.

Robinson Brog Leinwand Greene Genovese & Gluck P.C.

875 Third Avenue

New York, NY 10022

(212) 603-6300

Approximate date of commencement of proposed sale to the public: Not applicable. This Post-Effective Amendment deregisters those securities that remain unsold as of the date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ¨

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ¨

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ¨

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.			☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment) relates to the Registration Statement on Form S-1 (File No. 333-215941) of GlyEco, Inc., a Nevada corporation (the “Company”), which was filed with the Securities and Exchange Commission on February 8, 2017, as amended on June 14, 2017, and June 30, 2017, by pre-effective amendment relating to the sale of 40,000,000 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”) (the “Registration Statement”). As of the date of this Amendment, 11,366,219 shares of Common Stock are unissued pursuant to the Form S-1.

The offering described in the Registration Statement has terminated. Accordingly, the Company hereby amends the Registration Statement to deregister 11,366,219 shares of common stock registered pursuant to the Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 25, 2017.

GLYECO, INC.

By:	/s/ Ian Rhodes
Ian Rhodes
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Ian Rhodes	Chief Executive Officer
Ian Rhodes	(Principal Executive Officer)	August 25, 2017

/s/ Brian Gelman	Chief Financial Officer
Brian Gelman	(Principal Financial Officer and Principal Accounting Officer)	August 25, 2017

/s/ Dwight Mamanteo
Dwight Mamanteo	Chairman	August 25, 2017

/s/ David Ide
David Ide	Director	August 25, 2017

/s/ Scott Nussbaum
Scott Nussbaum	Director	August 25, 2017

/s/ Scott Krinsky
Scott Krinsky	Director	August 25, 2017

/s/ Charles Trapp	Director	August 25, 2017
Charles Trapp

/s/ Frank Kneller	Director	August 25, 2017
Frank Kneller